Exhibit 10.16

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 29, 2015, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacities, together with its successors and assigns in such capacities, “Agent”), POINTCLICKCARE CORP., an Ontario corporation (“Parent”) and WESCOM SOLUTIONS INC., an Ontario corporation as Borrower (as defined below).

WHEREAS, Borrower, Parent, Agent, and Lenders are parties to that certain Credit Agreement dated as of June 30, 2015 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement);

WHEREAS, on October 1, 2015 Wescom Solutions Inc. amalgamated with Meal Metrics Inc. (the “Amalgamation”) and the amalgamated entity is continuing bearing the name of Wescom Solutions Inc. and is the borrower under the Credit Agreement and the other Loan Documents (the “Borrower”);

WHEREAS, an Event of Default exists under Section 8.2(a) of the Credit Agreement due to a breach under Section 6.14 of the Credit Agreement as a result of Parent and Borrower’s failure to dissolve WHSC within ninety (90) days after the Closing Date (the “Existing Default”); and

WHEREAS, Borrower has requested that Agent and Lenders agree to, among other things, (i) waive the Existing Default, and (ii) amend the Credit Agreement, and Agent and Lenders have agreed to do so on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Waiver. Subject to the satisfaction of the conditions set forth in Section 5 below, in reliance upon the representations and warranties of Borrower set forth in Section 6 below, Agent and Lenders hereby waive the Existing Default. The foregoing waiver shall not constitute: (a) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (b) a waiver of, or consent to, any breach of, or any Event of Default under, the Credit Agreement or any other Loan Document other than the Existing Default, or (c) except as expressly set forth herein, a waiver, release or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, in reliance upon the representations and warranties of Borrower set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.14. Inactive Subsidiaries. Parent and Borrower will not permit any Inactive Subsidiary to (a) own any assets (other than assets of a de minimis nature, obligations under Permitted Intercompany Advances and with respect to WHSC, 100% of the Equity Interests of Accu-Med Services, LLC, a Delaware limited liability company),

(b) have any liabilities (other than liabilities of a de minimis nature and obligations under Permitted Intercompany Advances), (c) engage in any business activity, (d) continue in existence on or after the date that is one year after the Closing Date.

(b) Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum EBITDA. Prior to the Leverage Ratio Election Date, achieve EBITDA, measured on a quarter-end basis for the four quarter period ended on the date set forth below of at least the required amount set forth in the following table for the applicable four quarter period ended on the date set forth opposite thereto:

Applicable Amount	Applicable Period
- $5,000,000.00	October 31, 2015
- $6,000,000.00	January 31, 2016
- $6,500,000.00	April 30, 2016
- $3,500,000.00	July 31, 2016
- $3,250,000.00	October 31, 2016
- $1,250,000.00	January 31, 2017
$1,250,000.00	April 30, 2017
$4,000,000.00	July 31, 2017
$7,000,000.00	October 31, 2017
$7,000,000.00	January 31, 2018
$7,000,000.00	April 30, 2018
$7,000,000.00	July 31, 2018
$15,000,000.00	October 31, 2018
$15,000,000.00	January 31, 2019
$15,000,000.00	April 30, 2019
$15,000,000.00	July 31, 2019
$20,000,000.00	October 31, 2019 and each fiscal quarter thereafter

Notwithstanding the occurrence of a Leverage Ratio Election Date, EBITDA shall be reported on any applicable Compliance Certificate delivered after the Leverage Ratio

Election Date and tested with respect to an applicable quarter-end prior to the Leverage Ratio Election Date.

(c) Section 7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Minimum Liquidity. At all times on or prior to the Fixed Charge Election Date, maintain Liquidity of at least the required amount set forth in the following table for the applicable fiscal quarter period ended on the date set forth opposite thereto:

Applicable Amount	Applicable Period End
$5,000,000.00	October 31, 2015
$5,000,000.00	January 31, 2016
$5,000,000.00	April 30, 2016
$5,500,000.00	July 31, 2016
$6,000,000.00	October 31, 2016
$6,000,000.00	January 31, 2017
$6,000,000.00	April 30, 2017
$7,000,000.00	July 31, 2017 and each fiscal quarter thereafter

(d) Section 7(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Fixed Charge Coverage Ratio. At all times on and after the Fixed Charge Election Date, (i) for each Fixed Charge Coverage Ratio testing period ending on or before July 31, 2018, have a Fixed Charge Coverage Ratio of at least 1.25:1.00, measured for the applicable four quarter period ended on each fiscal quarter-end; and (ii) for each Fixed Charge Coverage Ratio testing period ending on October 31, 2018 and thereafter, have a Fixed Charge Coverage Ratio of at least 1.50:1.00, measured for the applicable four quarter period ended on each fiscal quarter-end, in each case beginning on the first fiscal quarter after the Fixed Charge Election Date; provided that if a Fixed Charge Election Date occurs after a fiscal quarter-end with respect to which Borrower has not delivered financial statements to Agent pursuant to Section 5.1, the Fixed Charge Coverage Ratio shall be tested as of such fiscal quarter-end on the date the Borrower delivers financial statements to Agent with respect to such fiscal quarter-end pursuant to Section 5.1.

(e) Section 7(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) Leverage Ratio. At all times on and after the Leverage Ratio Election Date, have a Leverage Ratio tested beginning on the first fiscal quarter-end after the Leverage Ratio Election Date and measured for the applicable four quarter period ended on each such fiscal quarter-end; provided that if a Leverage Ratio Election Date occurs after a fiscal quarter-end with respect to which Borrower has not delivered financial statements to Agent pursuant to Section 5.1, the Leverage Ratio shall be tested as of such fiscal quarter-end on the date the Borrower delivers financial statements to Agent with respect to such fiscal quarter-end pursuant to Section 5.1; and tested on each fiscal quarter-end thereafter during such Leverage Covenant Testing Period, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto, and in each case, measured for the applicable four quarter period ended on each such fiscal quarter-end:

Applicable Ratio	Applicable Period End
5.00 to 1.00	January 31, 2016
5.00 to 1.00	April 30, 2016
5.00 to 1.00	July 31, 2016
5.00 to 1.00	October 31, 2016
5.00 to 1.00	January 31, 2017
5.00 to 1.00	April 30, 2017
5.00 to 1.00	July 31, 2017
5.00 to 1.00	October 31, 2017
5.00 to 1.00	January 31, 2018
5.00 to 1.00	April 30, 2018
5.00 to 1.00	July 31, 2018
4.00 to 1.00	October 31, 2018
4.00 to 1.00	January 31, 2019
4.00 to 1.00	April 30, 2019
4.00 to 1.00	July 31, 2019
3.00 to 1.00	October 31, 2019 and each fiscal quarter thereafter

(f) Exhibit C-2 (Form of Credit Amount Certificate) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C-2 attached hereto.

(g) Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule C-1 attached hereto.

(h) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of “Maximum Revolver Amount” therein in its entirety as follows:

“Maximum Revolver Amount” means $50,000,000, as decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

(i) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of “Swing Loan Limit” therein in its entirety as follows:

“Swing Loan Limit” means as of any date of determination the lesser of (a) $50,000,000 and (b) the Revolver Commitment of WFCFCC.

3. Continuing Effect. Except as expressly set forth in Sections 1 and 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that, notwithstanding the Amalgamation or this Amendment, the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document as of the date hereof. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment, including the Consent and Reaffirmation attached hereto, together with such other documents, agreements and instruments as Agent may require or reasonably request;

(b) Agent shall have received a fully executed copy of a joinder agreement whereby Wescom Healthcare Solutions, Corp., a Delaware corporation, shall join the US Guaranty and Security Agreement as a Grantor (as defined therein), together with such other documents, agreements and instruments as Agent may require or reasonably request in connection with such joinder agreement;

(c) Borrower shall have paid to Agent an Amendment Fee of $100,000; and

(d) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each of Borrower and Parent hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if then made (except to the extent that such representations and warranties that expressly relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement constitute legal, valid and binding obligations of Borrower and Parent and are enforceable against Borrower and Parent in accordance with their respective terms.

7. Miscellaneous.

(a) Canadian Guarantee and Security Agreement. In connection with the change of chief executive office and principal place of business of the Canadian Loan Parties, Schedule 7 “Name; Chief Executive Office; Principal Place of Business; Collateral Locations; Tax Identification and Business Numbers and Organizational Numbers” attached hereto shall replace in its entirety Schedule 7 to the Canadian Guarantee and Security Agreement and shall be deemed a part thereof for all purposes of the Canadian Guarantee and Security Agreement.

(b) Expenses. Borrower agrees to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.

(c) Governing Law. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (including a “.pdf” file) shall be equally effective as delivery of an original executed counterpart of this Amendment.

(e) Amendment as Loan Document. Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

8. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower, Parent and each other Loan Party, by its execution and delivery of this Amendment and the Consent and Reaffirmation attached hereto (as applicable), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, which are known, both at law and in equity, which any such Borrower, Parent or other Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, in each case, solely that arises at any time on or prior to the day and date of this Amendment.

(b) Each of Borrower, Parent and each other Loan Party, by its execution and delivery of this Amendment and the Consent and Reaffirmation attached hereto (as applicable), understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Borrower, Parent and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER:

WESCOM SOLUTIONS INC., an Ontario corporation, as Borrower

By:	/s/ Paul Rybecky
Name:	Paul Rybecky
Title:	CFO

PARENT:

POINTCLICKCARE CORP., an Ontario corporation, as Parent

By:	/s/ Paul Rybecky
Name:	Paul Rybecky
Title:	CFO

AGENT:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Agent and sole Lender

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President Credit Officer, Canada

CONSENT AND REAFFIRMATION

The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Waiver and First Amendment to Credit Agreement (the “Amendment”) (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower and Parent’s execution and delivery thereof; (iii) agrees to be bound thereby, including Section 8 of the Amendment; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents (other than as specifically provided in the Amendment) to which the undersigned is a party and reaffirms that the Loan Documents to which it is a party shall continue to remain in full force and effect. Although each undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, Borrower, on behalf of each undersigned, acknowledges and agrees that each undersigned understands that Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

2466553 ONTARIO CORP., an Ontario corporation

By:	/s/ Paul Rybecky
Name:	Paul Rybecky
Title:	CFO

WESCOM SOLUTIONS, CORP. a Delaware corporation

By:	/s/ Paul Rybecky
Name:	Paul Rybecky
Title:	CFO

ACCU-MED SERVICES LLC, a Delaware limited liability company

By:	/s/ Paul Rybecky
Name:	Paul Rybecky
Title:	CFO

EXHIBIT C-2

FORM OF CREDIT AMOUNT CERTIFICATE

Wells Fargo Capital Finance Corporation Canada

c/o Wells Fargo Bank, National Association

One Boston Place

201 Washington Street, Suite 1800

Boston, Massachusetts 02108

Attn: PointClickCare Relationship Manager

Re:	Credit Amount Certificate dated , 20

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented, or otherwise modified from time to time) by and among Pointclickcare Corp., an Ontario corporation as “Parent”, Wescom Solutions Inc., an Ontario corporation, as “Borrower”, the lenders party thereto as “Lenders”, and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies as of the date hereof that the items set forth on Schedule 1 attached hereto, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Loans, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

[Remainder of page intentionally left blank.]

Very truly yours,

WESCOM SOLUTIONS INC., an Ontario corporation, as Borrower

By:
Name:
Title:

SCHEDULE 1

Effective Date of Calculation:                     ,

A.	Credit Amount Calculation

	1.	Credit Amount Multiple				0.45

	2.	Aggregate Amount of the Recurring Revenue of the Borrower for the most recently completed trailing twelve consecutive month period for which Borrower has delivered financial statements to Agent			$

	3.	Credit Amount (Item A.1 times Item A.2)					$

	4.	Availability Calculation

		a.	(i)	Maximum Revolver Amount		$50,000,000

			(ii)	USD Equivalent Amount of Letter of Credit Usage (from Item B.2)	$

			(iii)	USD Equivalent Amount of Outstanding Swing Loans and Revolving Loans	$

			(iv)	Item A.4.a.(i) minus Item A.4.a.(ii) minus Item A.4.a.(iii)	$

		b.	(i)	Credit Amount (from Item A.3)	$

			(ii)	USD Equivalent Amount of Letter of Credit Usage (from Item B.2)	$

			(iii)	USD Equivalent Amount of Outstanding Swing Loans and Revolving Loans	$

			(iv)	Item A.4.b.(i) minus Item A.4.b.(ii) minus Item A.4.b.(iii)	$

		c.	lesser of Item A.4.a.(iv) and A.4.b.(iv)				$

B.	Letters of Credit Calculation

Schedule 1 - Page 1

to Credit Amount Certificate

1.	Letters of Credit permitted under Maximum Revolver Amount

	a.	Maximum Revolver Amount		$50,000,000

	b.	Current outstanding principal balance of the Revolving Loans (including Swing Loans and Protective Advances)	$

	c.	Item B.1.a minus Item B.1.b			$

2.	USD Equivalent of Letter of Credit Usage				$

3.	USD Equivalent Amount of Letter of Credit Usage plus the USD Equivalent Amount of any proposed Letters of Credit				$

4.	No Letter of Credit availability if Item B.2 is greater than Item B.1.c. or if Item B.3 is greater than Item B.1.c.

Schedule 1 - Page 2

to Credit Amount Certificate

Schedule C-1

COMMITMENTS

Lender	Revolver Commitment	Total Commitments
Wells Fargo Capital Finance Corporation Canada	$50,000,000	$50,000,000
TOTAL	$50,000,000	$50,000,000

Schedule 7

Name; Chief Executive Office; Principal Place of Business; Collateral Locations; Tax Identification and Business Numbers and Organizational Numbers

Name of Grantor	Chief Executive Office	Jurisdiction of Formation and Foreign Qualification	Principal Place of Business	Collateral Locations	Organizational Numbers	Tax Identification Number

Wescom Solutions Inc.	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	Ontario Foreign: New Hampshire, Minnesota (pending)	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	7100 West Credit Avenue, 2nd Floor, Mississauga, ON 1905 Lunt Avenue, Elk Grove Village, IL, 60007 Cages: CH3:2:32220 21 Canniff Street, Toronto, ON, M5V 3G1 -7 cabinets (lockers) 1105-220; 1105-230; 1105-240; 1105-250; 1105-260; 1106-240; 1106-250 1800 Argentia Road, Mississauga, ON	1942457	894500156

PointClick Care Corp.	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	Ontario	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	N/A	1844484	819721473

2466553 Ontario Corp.	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	Ontario	5570 Explorer Drive, Mississauga, ON, Canada L4W 0C4	N/A	2466553	821791365